CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Form 10-KSB of our report dated May 25, 2004, with respect to our audit of the consolidated balance sheet of Kingdom Ventures, Inc. as of January 31, 2004, and related consolidated statements of operations, stockholders' equity, and cash flows for the two-year period then ended, which report includes an explanatory paragraph relating to the Company's ability to continue as a going concern.

 /s/ Wrinkle, Gardner & Company, P.C.
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Wrinkle, Gardner & Company, P.C.

Friendswood, Texas
August 2, 2005